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                                                                   EXHIBIT 10.15

        TERM SHEET RELATING TO THE ACQUISITION OF THE ASSETS OF BIOCREST
               HOLDINGS, L.L.C. BY STRATAGENE HOLDING CORPORATION

        BioCrest Holdings, L.L.C., a Delaware limited liability company ("BCH"), shall convey substantially all of its assets (the "ASSET SALE") to Stratagene, a California corporation and a wholly owned subsidiary of Stratagene Holding Corporation ("STRATAGENE"), in return for the forgiveness of all of the outstanding intercompany indebtedness owed by BCH and its subsidiaries to Stratagene in the aggregate amount of approximately $5.25 million and the assumption by Stratagene of all of the outstanding third party indebtedness of BCH and its subsidiaries in the aggregate amount of approximately $650,000. The Asset Sale is a condition to the closing of the acquisition (the "ACQUISITION") of Hycor Biomedical Inc. by Stratagene Holding Corporation, a Delaware corporation ("SHC"). The Asset Sale shall close immediately prior to the consummation of the Acquisition and only if the Acquisition shall be consummated immediately thereafter.

        BCH has options outstanding to acquire 104,001 membership units in BCH, representing approximately 1.0% of the membership interests of BCH, all of which are held by existing members of BCH. Such options will be exercised prior to the Asset Sale by the holders thereof or will be terminated upon the consummation of the Asset Sale.

        BCH owns 100% of the outstanding membership interests of Phenogenex, L.L.C., a Delaware limited liability company ("PHENOGENEX"), all of which will be conveyed to Stratagene. As a result of the Asset Sale, Stratagene will replace BCH as the managing member of Phenogenex. Phenogenex has options outstanding to acquire 25,000 membership units in Phenogenex, representing approximately 0.25% of the membership interests of Phenogenex. Such options will remain outstanding following the Asset Sale.

        BCH owns approximately 77.8% of the membership interests of Iobion Informatics, L.L.C., a Delaware limited liability company ("IOBION"), all of which will be conveyed to Stratagene. As a result of the Asset Sale, Stratagene will replace BCH as the managing member of Iobion. The remaining membership interests of Iobion will remain outstanding following the Asset Sale.

        BCH owns (a) a 49.0% interest in Cenetron Management, L.L.C., a Texas limited liability company ("CENETRON MANAGEMENT"), and (b) a 48.951% limited partnership interest in Cenetron Diagnostics, Ltd., a Texas limited partnership ("CENETRON DIAGNOSTICS"). Cenetron Management owns a 1% general partnership interest in Cenetron Diagnostics. BCH's interests in Cenetron Management and Cenetron Diagnostics will be conveyed to Stratagene. As a result of the Asset Sale, Stratagene will replace BCH as a member of Cenetron Management and as a limited partner of Cenetron Diagnostics. The remaining membership interests of Cenetron Management and partnership interests of Cenetron Diagnostics will remain outstanding following the Asset Sale.

        The members of BCH acknowledge that the Asset Sale and related transactions may result in tax liabilities to the members of BCH to the extent of the cash and tax benefits which have been previously received by such members.

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        The Asset Sale will be accomplished pursuant to a definitive asset purchase agreement containing customary representations and warranties and indemnities to be negotiated between the parties. While this term sheet is meant to be non-binding, Stratagene and the undersigned members of BCH (constituting the holders of approximately 96.5% of the outstanding membership interests of
BCH) acknowledge their intentions to complete the Asset Sale as set forth herein by their signatures below.

        IN WITNESS WHEREOF, the undersigned have caused this Term Sheet to be executed and delivered by their respective duly authorized representatives as of July 24, 2003.

BIOSENSE PARTNERS, L.P.                           STRATAGENE


By:    BIOSENSE MANAGEMENT, L.L.C.

                                                  By:   /s/ JOSEPH A. SORGE
                                                       --------------------
                                                         Joseph A. Sorge, M.D.
       By:  /s/ JOSEPH A. SORGE                          Chief Executive Officer
            -------------------------------
              Joseph A. Sorge, M.D.
              Manager



PRINCIPAL BCH INVESTMENTS, INC.




By:   /s/ STEPHEN A. KAPLAN
     ----------------------
        Stephen A. Kaplan
        President

By:   /s/ VINCENT J. CEBULA
     ----------------------
        Vincent J. Cebula
        Vice President

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